Exhibit 3(i)(c)
                          CERTIFICATE OF REINSTATEMENT


     I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                        MARCI INTERNATIONAL IMPORTS, INC.
                          A DOMESTIC PROFIT CORPORATION

     was incorporated and later dissolved on the dates stated above. Said corporation has filed an application for reinstatement, has paid all fees and penalties due to the Secretary of State, and has filed an updated annual registration. Attached hereto is a true and correct copy of said application.

     WHEREFORE, said corporation is hereby reinstated as of the effective date of this certificate, having met the requirements for reinstatement under Title 14 of the Official Code of Georgia Annotated. The corporation's reinstatement shall relate back to and take effect as of the date of the administrative dissolution and the corporation may resume its business as if the administrative dissolution had never occurred.

     WITNESS my hand and official seal in they City of Atlanta and the State of Georgia on the set forth above.


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                        BUSINESS INFORMATION AND SERVICES
                              Suite 315, West Tower
                         2 Martin Luther King Jr. Drive
                           Atlanta, Georgia 30334-1530
                                 (404) 656-2817

Secretary of State
State of Georgia


                                                  Reservation Number: 963580763
                                                  Control Number: 8815025
                                                  Date Dissolved: 1-9-92
                                                  Telephone Number: 404-656-2817
                                                  Amount Due: $140.00
                                                  Print Date: 12-31-96
                                                  Form Number: 521


             APPLICATION FOR REINSTATEMENT OF A DOMESTIC CORPORATION

Pursuant to the provisions of Title 14 of the Official Code of Georgia Annotated, the undersigned domestic corporation hereby applies to the Secretary of State for a certificate of reinstatement of a domestic corporation and submits the following:

                        MARCI INTERNATIONAL IMPORTS, INC.

was administratively dissolved by the Office of Secretary of State on the date stated above for failure to comply with the requirements of Title 14 of the Official Code of Georgia Annotated. Grounds for the dissolution either did not exist or have been eliminated. All taxes owed by the corporation have been paid. The corporation's name, satisfying the requirements of Title 14 of the Official Code of Georgia Annotated, by which the corporation will hereafter be known is

                        MARCI INTERNATIONAL IMPORTS, INC.

This application must be filed within 5 years from the date of dissolution. This application must be accompanied by an annual registration and the amount due above which is the sum of the filing fee, the total annual fees, and penalties due.

Complete and return ___________ of this form with a check made payable to the Secretary of State for the amount due above. This application must be signed by the Chairman of the Board of Directors, President, or other Corporate Officer.

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Signature and Title                                  Date